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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Gaylord Entertainment Company of our reports dated February 9, 2000 relating to the consolidated financial statements and the supplemental schedule of Gaylord Entertainment Company included in Gaylord Entertainment Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Nashville, Tennessee
June 26, 2000










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